Exhibit 10.2.2

AMENDMENT NO. 2
TO
NOTE AND EQUITY PURCHASE AGREEMENT
by and among
MGP INSTRUMENTS, INC.
AS BORROWER,
DOSIMETRY ACQUISITIONS (U.S.), INC.
AS GUARANTOR,
AMERICAN CAPITAL FINANCIAL SERVICES, INC.
AS AGENT
and
THE PURCHASERS IDENTIFIED ON
ANNEX A HERETO
Date of Amendment No. 2: November 1, 2005
Date of Amendment No. 1: October 22, 2004
Original Date: June 23, 2004

AMENDMENT NO. 2
TO
NOTE AND EQUITY PURCHASE AGREEMENT
$24,944,400 Aggregate Principal Amount of Senior Term B Notes Due June 23, 2010
$12,168,000 Aggregate Principal Amount of Senior Subordinated Notes Due June 23, 2011
$4,867,200 Aggregate Principal Amount of Junior Subordinated Notes Due June 23, 2011
$8,213,400 Revolving Loan Facility
     THIS AMENDMENT NO. 2 TO THE NOTE AND EQUITY PURCHASE AGREEMENT, dated as of November 1, 2005 (this “Amendment”), is by and among MGP INSTRUMENTS, INC. (“Borrower”), DOSIMETRY ACQUISITIONS (U.S.), INC. (“Topco”), as Guarantor, AMERICAN CAPITAL STRATEGIES, LTD. (“ACAS”), ACS FUNDING TRUST I (“AFT,” and together with ACAS, the “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as agent for Purchasers (in such capacity “Agent”). Capitalized terms used and not defined elsewhere in this Amendment have the meanings assigned to such terms in the Agreement (as defined below).
RECITALS
     A. The Borrower, ACAS, and ACFS are parties to a Note and Equity Purchase Agreement dated as of June 23, 2004 (as amended to date, the “Agreement”), pursuant to which ACAS purchased from the Borrower certain Senior Term B Notes; certain Senior Subordinated Notes; and certain Junior Subordinated Notes.
     B. ACAS has sold or contributed certain of the Notes to AFT.
     C. The parties hereto desire to amend the Agreement as set forth herein.
     D. All capitalized terms used but not defined herein shall have the respective meanings ascribed in the Agreement.
     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE 1
CONSENT AND AMENDMENT
     1.1 Consent. Pursuant to Section 15.2 of the Agreement, each of the undersigned Agent and Purchasers hereby consent to this Amendment and agree, subject to the conditions set forth herein, that upon the execution hereof, the Agreement is hereby amended as follows and shall be deemed to be amended, effective as of the date set forth above.
     1.2 Amendment to Section 1.1. Section 1.1 of the Agreement is hereby modified and amended by adding the following definitions in alphabetical order:
     “EURIBOR” shall mean, for each EURIBOR Period, a rate of interest determined by the Agent equal to the rate of interest that under current practice is listed as the one month Euro Interbank Offered Rate that appears on Telerate Page 248 at or about 11:00 a.m. (Brussels time) two business days before the first day of the relevant EURIBOR Period.
     “EURIBOR Period” shall mean the calendar month immediately preceding the month in which the interest payment date occurs; provided, that if any EURIBOR Period would otherwise extend beyond the maturity date of the applicable Note for which EURIBOR is being calculated, the EURIBOR Period shall end on such maturity date.
     1.3 Amendment to Section 3.l.(a). Section 3.1(a) of the Agreement is hereby modified and amended in its entirety as follows:
     (a) The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan B on the first Business Day of each calendar month, commencing August 1, 2004 through the date of repayment in full of the Senior Term Loan B. The Senior Term Loan B shall bear interest on the outstanding principal thereof at a rate equal to EURIBOR, as such rate may adjust from time to time, plus 300 basis points per annum.
     1.4 Amendment to Section 3.1(b). Section 3.1(b) of the Agreement is hereby modified and amended in its entirety as follows:
     (b) The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Subordinated Notes on the first Business Day of each calendar month, commencing August 1, 2004 through the date of repayment in full of the Senior Subordinated Notes. The Senior Subordinated Notes will bear interest in two components: (i) interest will be payable in cash on the outstanding principal amount thereof (as increased by Senior PIK Interest that is paid-in-kind as described below) at a rate equal to EURIBOR, as such rate may adjust from time to time, plus 550 basis points per annum (“Senior Cash Interest”); and (ii) interest will be payable in kind on (and thereby increase) the outstanding principal amount of the Senior Subordinated Notes (as such principal amount is increased from time to time) at a rate of 5.5% per annum (“Senior PIK Interest”). A late fee of two hundred and fifty (250) basis points shall be added on any amounts due hereunder which are not paid in accordance with this Section 3.1(b). Senior PIK Interest shall be payable as an increase in the principal amount of the Senior Subordinated Notes on the same day as the payment of the cash interest component without any further action on the part of Agent or the Loan Parties and such increased principal amount of the Senior Subordinated Notes shall be paid in full in connection with the repayment of the Senior Subordinated Notes. The Agent’s determination of the amount of Senior Subordinated Notes outstanding at any time shall be conclusive and binding, absent manifest error.
     1.5 Amendment to Section 3.l(c). Section 3.1(c) of the Agreement is hereby modified and amended in its entirety as follows:
     (c) The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Junior Subordinated Notes on the first Business Day of each calendar month, commencing August 1, 2004 through the date of repayment in full of the Junior Subordinated Notes. The Junior Subordinated Notes will bear interest in two components: (i) interest will be payable in cash on the outstanding principal amount thereof (as increased by Junior PIK Interest that is paid-in-kind as described below) at a rate equal to EURIBOR, as such rate may adjust from time to time, plus 500 basis points per annum (“Junior Cash Interest”), and (ii) interest will be payable in kind on (and thereby increase) the outstanding principal amount of the Junior Subordinated Notes (as such principal amount is increased from time to time) at a rate of 7.0% per annum (“Junior PIK Interest”). A late fee of two hundred and fifty (250) basis points shall be added on any amounts due hereunder which are not paid in accordance with this Section 3.1 (c). Junior PIK Interest shall be payable as an increase in the principal amount of the Junior Subordinated Notes on the same day as the payment of the cash interest component without any further action on the part of Agent or the Loan Parties and such increased principal amount of the Junior Subordinated Notes shall be paid in full in connection with the repayment of the Junior Subordinated Notes. The Agent’s determination of the amount of Junior Subordinated Notes outstanding at any time shall be conclusive and binding, absent manifest error.
     1.6 Amendment to Section 3.1(e). Section 3.1(e) of the Agreement is hereby modified and amended in its entirety as follows:
     (e) Revolving Loans. The Loan Parties, jointly and severally, covenant and agree to make payments to the Agent for the ratable benefit of Purchasers of accrued interest on the Revolving Notes on the first Business Day or each calendar month, commencing August 1, 2004, through the date of repayment in full of the Revolving Notes. The Revolving Notes will bear interest on the outstanding principal thereof at a rate per annum equal to EURIBOR, as such rate may adjust from time to time, plus 200 basis points. Until the Revolving Loan Termination Date, the Loan Parties agree to pay to Agent an unused line fee on the average daily unused amount of the Revolving Loan Commitment, at a rate equal to 0.70% per annum (computed for the actual number of days elapsed on the basis of a year of 360 days). For purposes of calculating usage under this Section 3.1(e), the Revolving Loan Commitment on any day shall be deemed used to the extent of the Revolving Notes outstanding at the close of business of Agent on such day. Such unused line fee shall be payable monthly in arrears on the last Business Day of each month and on the Revolving Loan Termination Date for any period then ending for which such unused line fee shall not have previously been paid.
ARTICLE 2
REFERENCE TO AND EFFECT ON THE AGREEMENT
     2.1 References. On and after the date hereof, (i) each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended hereby, and (ii) each reference to the Agreement in all other Purchase Documents shall mean and be a reference to the Agreement, as amended hereby.
     2.2 Effects. Except as specifically amended above, the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. Without limiting the foregoing, all representations and warranties of the Loan Parties contained in the Purchase Documents or made in writing in connection therewith and herewith shall survive the execution and delivery of this Amendment.
     2.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser, or constitute a waiver of, or consent to and departure from, any provision of the Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.
ARTICLE 3
MISCELLANEOUS
     3.1 Ratification. Except as expressly modified hereby, the Agreement remains in full force and effect.
     3.2 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     3.3 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Amendment.
     3.4 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute part of this Amendment for any other purpose.
     3.5 Counterparts. This Amendment may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.
     3.6 Integration. This Amendment, the Agreement, as amended, and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.
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SIGNATURE PAGE TO
AMENDMENT NO. 2
TO
NOTE AND EQUITY PURCHASE AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LOAN PARTIES: MGP INSTRUMENTS, INC.
By:	/s/ Michael S. Wilson
	Name:	Mike Wilson
	Title:	Vice President and CEO

DOSIMETRY ACQUISITIONS (U.S.), INC.
By:	/s/ Todd Wilson
	Name:	Todd Wilson
	Title:	Director

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Todd Wilson
	Name:	Todd Wilson
	Title:	Principal

ACS FUNDING TRUST I
By:	AMERICAN CAPITAL STRATEGIES, LTD. its Servicer

By:	/s/ Todd Wilson
	Name:	Todd Wilson
	Title:	Principal

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC., as Agent
By:	/s/ Todd Wilson
	Name:	Todd Wilson
	Title:	Vice President

ANNEX A
AMERICAN CAPITAL STRATEGIES, LTD.
ACS FUNDING TRUST I